UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: (Date of Earliest Event Reported): July 15, 2022

THE ARENA GROUP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

delaware	1-12471	68-0232575
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 VESEY STREET, 24TH FLOOR
NEW YORK, new york	10281
(Address of principal executive offices)	(Zip code)

212-321-5002

(Registrant’s telephone number including area code)

(Former name or former address if changed since last report)

Securities registered pursuant in Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AREN	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As disclosed in a Current Report on Form 8-K filed on May 3, 2022, The Arena Group Holdings, Inc. (the “Company”) entered into an extended rights agreement (the “Extended Rights Agreement”), which extended the term of the rights agreement originally adopted on May 4, 2021 (the “Original Rights Agreement,” and, together with the Extended Rights Agreement, the “Rights Agreement”). All terms not otherwise defined below shall have the meanings ascribed to them in the Rights Agreement.

After entering into the Extended Rights Agreement, the Company learned that certain affiliates B. Riley Financial, Inc. (“B. Riley”) had acquired additional shares of Common Stock of the Company while the Rights Agreement was in place. Based in part on discussions with B. Riley and information it provided to the Company, including an acknowledgment of the divestiture of shares of Common Stock contemplated by the Rights Agreement, the Board of Directors of the Company (the “Board”) determined that the acquisitions were inadvertent within the meaning of Section 1(a)(iv) of the Rights Agreement and, accordingly, neither B. Riley nor any of its affiliates had become an “Acquiring Person” within the meaning of the Rights Agreement.

The Company and B. Riley also entered into a one-year standstill agreement pursuant to which, among other things, and subject to certain exceptions, B. Riley agreed not to acquire additional shares of the Company’s capital stock and will be subject to prior Board approval to exceed beneficial ownership of 45% of the Company’s fully diluted voting power and certain monthly share acquisition limits. Even though the stockholders recently ratified the Extended Rights Agreement, the Board determined that the Rights Agreement was no longer necessary or in the best interest of the Company and its stockholders. The Board thus determined to terminate the Rights Agreement by accelerating its expiration date from May 3, 2024 to July 15, 2022 pursuant to an Amendment No. 1 to the Extended Rights Agreement, which is attached hereto as Exhibit 4.1 (the “Amendment”). The Amendment effectively will terminate all preferred share purchase rights under the Rights Agreement (the “Rights”) such that they are no longer issued or outstanding.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment and the Standstill Agreement, which are incorporated by reference to Exhibits 4.1 and 10.1 hereof, respectively.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 1.02 by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

The Company expects to file a Certificate of Elimination as soon as practicable with the Secretary of State of the State of Delaware (the “Certificate of Elimination”), which will remove from the Company’s certificate of incorporation, as amended, the designation of Series L Junior Participating Preferred Stock. Such preferred stock was authorized solely in connection with the adoption of the Rights Agreement. As a result, all shares of Series L Junior Participating Preferred Stock will be eliminated and returned to the status of authorized but unissued shares of preferred stock, without designation.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Elimination, a copy of which is provided herewith as Exhibit 3.1 and incorporated into this Item 3.03 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 3.03 of this Current Report on Form 8-K is incorporated into this Item 5.03 by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
3.1*	Certificate of Elimination, dated as of July 18, 2022

4.1*	Amendment No. 1 to the Amended and Restated Rights Agreement, dated as of July 15, 2022, by and between The Arena Group Holdings, Inc. and American Stock Transfer & Trust Company, LLC

4.2

Amended and Restated Rights Agreement, dated as of May 2, 2022, between The Arena Group Holdings, Inc., and American Stock Transfer & Trust Company, LLC, as Rights Agent, which includes the Summary of Rights to Purchase Preferred Shares attached thereto as Exhibit B, which was filed as Exhibit 4.1 to the registrant’s Current Report on Form 8-K, dated as of May 3, 2022

10.1*	Standstill Agreement, dated July 15, 2022, by and among The Arena Group Holdings, Inc., B. Riley Financial, Inc., B. Riley Securities, Inc., B. Riley Principal Investments, LLC, BRF Investments, LLC, Bryant R. Riley and their affiliates and subsidiaries

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 15, 2022	THE ARENA GROUP HOLDINGS, INC.

	By:	/s/ Douglas B. Smith
	Name:	Douglas B. Smith
	Title:	Chief Financial Officer